As filed with the Securities and Exchange Commission on July 30, 2002.
                                                                Registration No.
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
                               ------------------

                            CYBEX INTERNATIONAL, INC.
               (Exact name of issuer as specified in its charter)

        New York                                         11-1731581
(State of incorporation)                    (I.R.S. Employer Identification No.)

                       10 Trotter Drive, Medway, MA 02053
                    (Address of Principal Executive Offices)

                          ----------------------------
             CYBEX INTERNATIONAL, INC. 2002 STOCK RETAINER PLAN FOR
                              NONEMPLOYEE DIRECTORS
                            (Full title of the plan)
                          ----------------------------

                     JOHN AGLIALORO, Chief Executive Officer
                            CYBEX INTERNATIONAL, INC.
                                10 Trotter Drive
                           Medway, Massachusetts 02053
                                 (508) 533-4300
            (Name, address and telephone number of agent for service)

                                   Copies to:
                             James H. Carll, Esquire
                                Archer & Greiner
                              One Centennial Square
                              Haddonfield, NJ 08033
                                 (856) 795-2121
                          -----------------------------

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------
                                                                Proposed               Proposed
Title of                                                        maximum                maximum
Securities                                                      offering               aggregate            Amount of
to be                               Amount to be                price per              offering             Registration
Registered                          Registered(1)               share(2)               price                Fee

------------------------------------------------------------------------------------------------------------------------
Common Shares
Par value $.10 per share            150,000 shares              $1.42                  $213,000             $19.60
------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(a), this Registration Statement includes such additional shares of Common Stock as may be issuable by virtue of the anti-dilution provisions of the Amended And Restated 2002 Stock Retainer Plan For Nonemployee Directors.

(2) Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee, based upon the closing price of the Registrant's Common Stock as reported on the American Stock Exchange on July 26, 2002.

        Approximate date of commencement of proposed sale to public: As soon as practicable after the Registration Statement becomes effective. These securities are being registered pursuant to Rule 415.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION (10A) PROSPECTUS

Item 1. Plan Information.
        -----------------

               The documents containing the information specified in Part I of this Registration Statement will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").

Item 2. Registrant Information and Employee Plan Annual Information.
        ------------------------------------------------------------

               Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the Cybex International, Inc. 2002 Stock Retainer Plan For Nonemployee Directors and its administrators are available without charge by contacting:

                            CYBEX INTERNATIONAL, INC.
                                10 Trotter Drive
                           Medway, Massachusetts 02053
                                 (508) 533-4300


                                -----------------


                                     EXPERTS

     Cybex International, Inc.'s consolidated financial statements as of December 31, 2001 and 2000, and for each of the years in the three year period ended December 31, 2001, included in the Annual Report on Form 10-K of Cybex International, Inc., and incorporated by reference in this Prospectus and Registration Statement, have been audited by Arthur Andersen, LLP, independent public accountants, as indicated in their report with respect thereto, and are included by reference herein in reliance upon the authority of said firm as experts in giving said reports. Arthur Andersen, LLP has not consented to the inclusion of their report herein, and we have dispensed with the requirement to file their consent in reliance on Rule 337a promulgated under the Securities Act of 1933, as amended. Because Arthur Andersen, LLP has not consented to the inclusion of their report in this Registration Statement, you will not be able to recover against Arthur Andersen, LLP under Section 11 of the Securities Act of 1933, as amended, for any untrue statements of the material fact contained in the financial statements audited by Arthur Andersen, LLP or any omissions to state a material fact required to be stated therein.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.
        ----------------------------------------

               The following documents filed with the Commission by Cybex International, Inc. (the "Company") are incorporated herein by reference:

               (a) The Company's Annual Report on Form 10-K405 for the fiscal year ended December 31, 2002.

               (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 30, 2002.

               (c) The description of the Company's Common Stock, par value $.10 per share (the "Common Stock"), contained in the Company's Registration Statement on Form 8-A filed with the Commission pursuant to Section 12 of the Exchange Act on June 12, 1981, including any amendment or report filed for the purpose of updating such description.

               All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.
        --------------------------

               Not applicable.

Item 5. Interests of Named Experts and Counsel.
        ---------------------------------------

               James H. Carll, a director of the Company, is a stockholder of Archer & Greiner, P.C., which acts as general counsel of the Company.

Item 6. Indemnification of Directors and Officers.
        ------------------------------------------

               Sections 721, 722, 723, 724, 725 and 726 of the Business Corporation Law of the State of New York (the "BCL") empower a corporation to indemnify its directors, officers or controlling persons against liability subject to specific limitations. Generally, under Section 722 of the BCL, a corporation may indemnify any person made or threatened to be made a party to an action or proceeding (other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred as result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interest of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful. In addition, a corporation may indemnify any person made, or threatened to be made, a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation, except that no such indemnification shall be made in respect of (a) a threatened action, or a pending action which is settled or otherwise disposed of, or (b) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper. Under
Section 724 of the BCL, indemnification may also be awarded by a court in certain circumstances.

               Article THIRTEENTH of the Company's Certificate of Incorporation provides that "a director shall not be personally liable to the Company or its shareholders for damages for any breach of duty as a director, except for any such liability arising by reason that, in addition to any and all other requirements for such liability, there shall have been a judgment or other final adjudication adverse to the director that establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was legally entitled or that his acts violated

Section 719 of the New York Business Corporation Law. Neither the amendment nor repeal of this Article nor the adoption of any inconsistent provision of the certificate of incorporation shall eliminate or reduce the effect of this Article with respect to any matter occurring, or any cause of action, suit or claim that but for this Article would accrue or arise prior to such amendment, repeal or adoption of an inconsistent provision. This Article shall neither eliminate nor limit the liability of a director for any act or omission occurring prior to the adoption of this Article."

               In addition, Article SIXTH of the Certificate of Incorporation provides that no provision thereof is intended to be construed as limiting, prohibiting, denying or abrogating any powers or rights conferred under the BCL, including, in particular, the power of the Company to furnish indemnification to directors and officers in the capacities defined and prescribed by the BCL and the defined and prescribed rights of such persons to indemnification conferred by the BCL.

               The Company carries a directors' and officers' liability insurance policy which provides coverage against, among other things, damages, judgments, settlements and costs incurred because of actual or alleged errors, misstatements, misleading statements, acts, omissions, neglect or breach of duty by its directors and officers in the discharge of their duties. Among the types of claims excluded from coverage under the policy are fines and penalties imposed by law or matters which may be deemed uninsurable under the law; claims for libel or slander; claims based upon or attributable to gaining any personal profit or advantage to which such directors and officers were not legally entitled; claims for an accounting of profits made from transactions in securities under Section 16(b) of the Exchange Act or similar state statutory law or common law provisions; or claims adjudicated to be materially caused by acts of active and deliberate dishonesty, with dishonest purpose and intent.

               Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company as disclosed above, the Company has been informed that in the opinion of the commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.
        ------------------------------------

               Not applicable.

Item 8.  Exhibits.
         --------

               The following Exhibits are filed with this Registration Statement or, as indicated, incorporated by reference:

               Exhibit No.         Description
               ----------          -----------

                   4 Cybex International, Inc. 2002 Stock Retainer Plan for Nonemployee Directors

                   5 Opinion of Archer & Greiner, P.C. as to legality of securities to be registered

                  23.1 Consent of Archer & Greiner, P.C., included in their opinion as Exhibit 5

                  24               Power of Attorney (contained on
                                   signature page)

Item 9. Undertakings.
        ------------

               The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

Provided, however, that paragraphs (a)(1)(I) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statement required by Section 210.3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Section 210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registration pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registration has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Medway, and the Commonwealth of Massachusetts on this 30th day of July, 2002.

                                    CYBEX INTERNATIONAL, INC.


                                    By: /s/ John Aglialoro
                                       -----------------------------------------
                                        John Aglialoro, Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         Each person whose signature to this Registration Statement appears below hereby appoints John Aglialoro and James H. Carll, and each of them, any one of whom may act without the joinder of the others, as his attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as a part of or in connection with this Registration Statement or the amendments thereto, and such attorney-in-fact may make such changes and additions to this Registration Statement as he may deem necessary or appropriate.

Signature                       Capacity                         Date
---------                       --------                         ----

/s/ John Aglialoro              Chief Executive Officer,         July 30, 2002
------------------              Chairman of the Board
John Aglialoro                  and Director
                                (Principal executive
                                officer)

/s/ Arthur W. Hicks, Jr.        Chief Financial Officer          July 30, 2002
------------------------        and Director
Arthur W. Hicks, Jr.            (Principal financial and
                                accounting officer)

/s/  Joan Carter                Director                         July 30, 2002
----------------
Joan Carter

/s/ James H. Carll              Director                         July 30, 2002
------------------
James H. Carll

/s/ Jerry Lee                   Director                         July 30, 2002
-------------
Jerry Lee

/s/ Alan Weingarten             Director                         July 30, 2002
-------------------
Alan Weingarten

/s/ David D. Fleming            Director                         July 30, 2002
--------------------
David D. Fleming

                                  EXHIBIT INDEX

Exhibit No.      Description                                      Page No.
-----------      -----------                                      --------

     4             Cybex International, Inc. 2002 Stock Retainer
                   Plan for Nonemployee Directors

     5             Opinion of Archer & Greiner, P.C.
                   as to legality of securities to be registered